                                                                    EXHIBIT 10.2

                                 MORTGAGE LOAN

                          PURCHASE AND SALE AGREEMENT



                                 BY AND BETWEEN


                       PACIFIC CREST INVESTMENT AND LOAN
                                    AS BUYER



                                      AND



                            PACIFIC THRIFT AND LOAN
                                   AS SELLER



                         DATED AS OF NOVEMBER 20, 1996

                               TABLE OF CONTENTS


                                                               PAGE
                                                               ----
                                    ARTICLE I

                                   DEFINITIONS
Section 1.01.    Definitions ...................................  1
Section 1.02.    Forms .........................................  4
Section 1.03.    Recitals, Table of Contents, Titles and
                 Headings ......................................  4
Section 1.04.    Interpretation ................................  4

                                    ARTICLE II

                          PURCHASE AND SALE OF THE LOANS

Section 2.01.    Agreement to Sell and Purchase Mortgage Loans .  5
Section 2.02.    Release of Servicing...........................  5

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01.    Representations, Warranties and Covenants of
                 the Buyer .....................................  5
Section 3.02.    Representations, Warranties and Covenants of
                 Seller ........................................  6
Section 3.03.    Representations, Warranties and Covenants
                 Relating to Mortgage Loans ....................  8
Section 3.04.    Defects; Remedies for Breach of Representations
                 and Warranties ................................ 14
Section 3.05.    Performance Holdback........................... 15
Section 3.06.    Seller's and Buyer's Indemnification Covenants. 16
Section 3.07.    Premium Protection............................. 17

                                    ARTICLE IV

                      CLOSING OF PURCHASE OF MORTGAGE LOANS

Section 4.01.    Payment ....................................... 17
Section 4.02.    Assignment and Delivery of Loan Documents ..... 17
Section 4.03.    Additional Conditions to Closing .............. 18
Section 4.04.    Mortgage Loan Review Prior to Purchase ........ 20
Section 4.05.    Casualty or Condemnation Prior to Closing...... 20
Section 4.06.    Indemnification................................ 21

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
                                    ARTICLE V

                             MISCELLANEOUS PROVISIONS
Section 5.01.    Amendments, Changes and Modifications ....... 21
Section 5.02.    Governing Law ............................... 21
Section 5.03.    Notices ..................................... 21
Section 5.04.    Assignment Of Rights To Third Parties ....... 22
Section 5.05.    Transfer of Mortgage Loans .................. 22
Section 5.06.    Subsequent Documentation .................... 22
Section 5.07.    Severability ................................ 22
Section 5.08.    Rights Cumulative; Waivers .................. 22
Section 5.09.    Counterparts ................................ 22
Section 5.10.    Remedies Not Exclusive . .................... 22
Section 5.11.    Survival .................................... 23
Section 5.12.    Term of Agreement ........................... 23
Section 5.13.    Limitation on Liability of parties .......... 23
Section 5.14.    Access to Seller's Records .................. 23
Section 5.15.    Agreement to Pay Attorneys' Fees ............ 23
Section 5.16.    Integrated Agreement ........................ 23
Section 5.17.    Reports and Payments Due on Weekends and
                 Holidays .................................... 23

EXHIBIT A-MORTGAGE LOAN SCHEDULE

EXHIBIT B-SELLER'S OPINION OF COUNSEL

                                 MORTGAGE LOAN
                          PURCHASE AND SALE AGREEMENT

         THIS MORTGAGE LOAN PURCHASE AND SALE AGREEMENT (the "Agreement"), is made and entered into as of November 20, 1996 by and between PACIFIC CREST INVESTMENT AND LOAN, a California corporation (the "Buyer") and PACIFIC THRIFT AND LOAN, a California corporation (the "Seller") .

                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell and Buyer desires to purchase the Mortgage Loans which were originated and funded by Seller and which are the subject of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Seller and Buyer each agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01.    DEFINITIONS. All words and phrases defined in this
Article I (except as expressly provided otherwise herein or unless the context otherwise requires) shall have the respective meanings specified in this
Article I for all purposes of this Agreement.

         "ADA" means the Americans with Disabilities Act.

         "Agreement" means this Mortgage Loan Purchase and Sale Agreement entered into by and between the Buyer and the Seller, and all exhibits, amendments and supplements hereto.

         "Assignment of Mortgage" means an assignment of the Mortgage in recordable form or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale and assignment of all of the Seller's right, title and interest in and to the related Mortgage Loan to the Buyer, to be executed by the Seller in connection with each Mortgage Loan purchased by the Buyer hereunder.

         "Business Day" means any day of the week other than Saturday, Sunday, or a day which shall be a legal holiday in California, or a day on which industrial loan companies are authorized or obligated by law or executive order to close.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Closing Date" means that date mutually agreed upon by Seller and Buyer for the actual conveyance of all or a portion of the Mortgage Loans by Seller to Buyer.

         "Cut-Off Date" means November 21, 1996.

         "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the enforcement of creditors' rights generally and general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) from time to time in effect in the State or under the Laws of the United States.

         "Defect" has the meaning set forth in Section 3.04 hereof.

         "Escrow Account" means an account maintained by the Seller into which monies collected to obtain or maintain insurance or property taxes shall be deposited, which account will be assigned by the Seller to the Buyer on the Closing Date of the Mortgage Loan to which it relates.

         "Hazardous Substances" means (i) those substances included within the definitions of any one or more of the terms "hazardous substances", "hazardous materials", and "toxic substances" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, as amended (49 U.S.C. Subsection 1801 et.seq.) and with respect to any Loan secured by Mortgaged Property located in any jurisdiction, and in the regulations promulgated pursuant thereto; (ii) those substances listed in the United States Department of Transportation Table (49 CFR Subsection 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 CFR 302 and amendments thereto) as hazardous substances; (iii) such other substances, materials, and wastes that are or become regulated under applicable local laws, state or federal laws, or that are classified as hazardous or toxic under federal, state, or local laws or regulations; and (iv) any materials, wastes, or substances that are (A) petroleum; (B) polychlorinated biphenyl; (C) within the definition of "hazardous substance" set forth in Section 311 of the Clean Water Act (33 U.S.C. Subsection 1321) or designated as "toxic pollutants" subject to Chapter 26 of the Clean Water Act pursuant to Section 307 of the Clean Water Act (33 U.S.C. Subsection 1317; (D) flammable explosives; (E) friable asbestos; or (F) radioactive materials; provided, however, that Hazardous Substances shall not include non-friable asbestos to the extent that the existence of same is not in violation of any applicable law, regulation, or ruling.

         "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of the United States or any agency thereof, or any state or political subdivision thereof, or any court of competent jurisdiction thereof.

         "Mortgage" means the instrument securing a Mortgage Loan that creates a lien on a Mortgaged Property subject to Permitted Encumbrances, and that shall be in form acceptable to the Buyer.

         "Mortgage Documents" means the original or certified copies of all of the agreements, certificates, legal opinions or other documents evidencing, or related to the origination and servicing of, a Mortgage Loan, including, but not limited to, the original Mortgage Note, the original Mortgage, original Assignment of Mortgage, appraisals, guarantees, insurance certificates, credit reports, lender's title insurance policy, and environmental assessment and soils reports, as applicable to a Mortgage Loan.

         "Mortgage Interest Rate" means the annual rate of interest borne by a Mortgage Note as shown on the Mortgage Loan Schedule.

         "Mortgage Loan" means an individual mortgage loan which is transferred to the Buyer pursuant to this Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Mortgage Loans originally subject to this Agreement being identified on the Mortgage Loan Schedule. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Buyer by the Seller (as indicated by the Mortgage Loan Schedule), in fact was not transferred and assigned to the Buyer for any reason whatsoever shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

         "Mortgage Loan Schedule" means the schedule attached hereto as Exhibit A setting forth certain information regarding the Mortgage Loans as of the Cut-Off Date and prepayments in full, if any, between the Cut-Off Date and the Closing Date, in the form provided to the Seller by the Buyer or acceptable in another form to the Buyer, to be submitted by the Seller with Mortgage Loans delivered to the Buyer for purchase pursuant to this Agreement.

         "Mortgage Note" means the promissory note evidencing the obligation to repay a Mortgage Loan, that shall be in the form acceptable to the Buyer.

         "Mortgaged Property" means the underlying real property securing a Mortgage Loan, consisting of a fee simple estate in a single contiguous parcel of land improved by a commercial structure.

         "Mortgagor" means the obligor(s) on a Mortgage Note, or a subsequent owner of a Mortgaged Property who has assumed the Mortgage in accordance with this Agreement.

         "Notice Address" means:

                 (a)      Buyer:  Pacific Crest Investment and Loan
                                  30343 Canwood Street, Suite 100
                                  Agoura Hills, CA 91301
                                  Attn:  Mr. Lyle Lodwick

                 (b)      Seller: Pacific Thrift and Loan
                                  21031 Ventura Boulevard
                                  Woodland Hills, CA 91364
                                  Attn:  Mr. Richard Young

         "Officer" means any duly authorized officer of the Seller involved in, or responsible for, the sale of the Mortgage Loans whose name appears on a list furnished by the Seller to the Buyer, as such list may be amended from time to time.

         "Origination" means the execution of a Mortgage Note and Mortgage by a Mortgagor and the concurrent origination and funding of a Mortgage Loan by the Seller.

         "Permitted Encumbrances" means with respect to a Mortgage those liens, covenants, conditions, restrictions, rights-of-way, easements, and other matters that are of public record as of the date of the recording of a Mortgage, none of which matters materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the Mortgaged Property.

         "Prior Lien" means, with respect to any Mortgage Loan which is not a first priority lien, each mortgage loan relating to the corresponding Mortgaged Property having a prior priority lien and which has been disclosed by Seller on the Mortgage Loan Schedule.

         "Purchase Price" means the price to be paid by the Buyer to the Seller for the Mortgage Loans, which shall consist of cash in the amount equal to ______ of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued and unpaid interest thereon based on the interest rates set forth in the related Mortgage Notes, plus any accrued late charges or other expenses, from the Cut-Off Date to but excluding the Closing Date.

         "RCRA" means the Resource Conservation and Recovery Act, as amended.

         "Responsible Officer" means the President or Chief Executive Officer of the Seller.

         "Structural Defects" means any physical defects in the foundation, roof, load bearing walls and structural support elements except for ordinary wear and tear.

         Section 1.02. FORMS. All forms specified by the text hereof or by reference to exhibits attached hereto shall be substantially as set forth herein, subject to such changes agreed to between Buyer and Seller that do not alter the substantive rights of the parties hereto, or as may be required by applicable Laws hereafter enacted.

         Section 1.03. RECITALS, TABLE OF CONTENTS, TITLES AND HEADINGS. The terms and phrases used in the recitals of this Agreement have been included for convenience of reference only and the meaning, construction and interpretation of such words and phrases for purposes of this Agreement shall be determined solely by reference to Section 1.01 hereof. The table of contents, titles and headings of the articles and sections of this Agreement have been inserted for convenience and reference only and are not to be considered a part hereof and shall not in any way modify or restrict any of the terms or provisions hereof and shall never be considered or given any effect in construing this Agreement or any provision hereof or in ascertaining intent, if any question of intent should arise.

         Section 1.04. INTERPRETATION. Unless the context requires otherwise, words of the masculine gender shall be construed to include correlative words of the feminine and neuter genders and vice versa, and words of the singular number shall be construed to include correlative words of the plural number and vice versa. This Agreement, and all the terms and provisions hereof, shall be liberally construed to effect the purposes set forth herein and to sustain the validity of this Agreement. The provisions of this Agreement were negotiated by all of the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto; accordingly, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

                                   ARTICLE II

                         PURCHASE AND SALE OF THE LOANS

         Section 2.01.    AGREEMENT TO SELL AND PURCHASE MORTGAGE LOANS.

                 (a) On the Closing Date, the Seller agrees to sell, transfer, assign, set over and convey to the Buyer, and the Buyer agrees to purchase, at the Purchase Price, all rights, title and interest of the Seller in and to the Mortgage Loans in an aggregate principal amount equal to the amount set forth in the Mortgage Loan Schedule, the servicing rights (as described below), and the Mortgage Documents, all upon the terms and conditions set forth herein. Except as provided below with respect to Mortgage Loans reacquired by the Seller pursuant to Section 3.04 hereof, all other payments made on each Mortgage Loan on and after the Cut-Off Date shall belong to the Buyer.

                 (b) The Seller intends that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale of the Mortgage Loans and proceeds thereof and not a pledge of security for a loan.

         Section 2.02. RELEASE OF SERVICING. The Mortgage Loans shall be sold and conveyed to the Buyer on a servicing-released basis. As of the Closing Date, all rights, obligations, liabilities and responsibilities with respect to the servicing of the Mortgage Loans shall be performed and undertaken by the Buyer.

                                  ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 3.01. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER. The Buyer represents and warrants to, and covenants with, the Seller that:

                 (a) Buyer is an industrial loan company duly organized, validly existing, and in good standing under the Laws of the State of California, is duly qualified and in good standing to transact business, and possesses all requisite authority, power, licenses, permits and franchises to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action.

                 (b) The execution and delivery of this Agreement by the Buyer in the manner contemplated herein and the performance and compliance with the terms hereof by it shall not violate: (i) its charter or bylaws, or (ii) any Laws that could have any material adverse effect whatsoever upon the validity, performance or enforceability of any of the terms of this Agreement applicable to the Buyer, and will not constitute a material default (or an event that, with notice or lapse of time or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Buyer is a party or that may be applicable to it or any of its assets.

                 (c) The execution and delivery of this Agreement by the Buyer in the manner contemplated herein and the performance and compliance with the terms hereof by it do not require the consent or approval of any governmental authority, or if such consent or approval is required, it has been obtained.

                 (d) Assuming due authorization, execution and delivery by each other party hereto, this Agreement and all of the obligations of the Buyer hereunder are the legal, valid and binding obligations of the Buyer, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by applicable Debtor Relief Laws.

         Section 3.02. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER. The Seller represents and warrants, and covenants with, the Buyer that:

                 (a) Seller is an industrial loan company duly organized, validly existing, and in good standing under the Laws of the State of California and has all licenses necessary to carry on its business as now being conducted with full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted; Seller is licensed, qualified and in good standing in each jurisdiction where the Mortgaged Property is located and in each jurisdiction in which it owns or leases property if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller and perform its obligations hereunder; Seller has the corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action; this Agreement evidences the valid, binding and enforceable obligation of Seller; and all requisite corporate action has been taken by Seller to make this Agreement valid, binding and enforceable upon Seller in accordance with the respective terms of each, subject to the effect of Debtor Relief Laws, none of which will affect the ownership of the Mortgage Loans by the Buyer;

                 (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency that are necessary or advisable in connection with the sale of the Mortgage Loans to the Buyer and the execution and delivery by Seller of the Agreement and related documents, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other related documents on the part of Seller and the performance by Seller of its obligations under this Agreement and such of the other related documents to which it is a party;

                 (c) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the certificate of incorporation or bylaws of Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject;

                 (d) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby and thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                 (e) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                 (f) There is no action, suit, proceeding or investigation pending or threatened against Seller which, either in any one instance or in the aggregate, may (i) result in any material adverse change in the business, operations, financial condition, properties or assets of Seller or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or in any material liability on the part of Seller or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to impair the ability of Seller to perform under the terms of this Agreement or (ii) which would draw into question the validity of this Agreement or the Mortgage Loans;

                 (g) The Seller was, on the Origination of each Mortgage Loan and during the entire period that it held each Mortgage Loan, and is on the Closing Date, a lender authorized and approved by, and in good standing with, the Department of Corporations of the State of California.

                 (h) Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder;

                 (i) No information, certificate of an Officer, statement furnished in writing, or report required hereunder, delivered to the Buyer or its agents, to the knowledge of the Seller, contains any untrue statement of a material fact or omits to state a material fact necessary to make the information, certificate, statement or report not misleading, and there has been no material adverse change in the financial condition of the Seller since the date of the Seller's most recent financial statements delivered to the Buyer;

                 (j) The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller. The Seller will not take any action or omit to take any action which would cause the transfer of the Mortgage Loans to the Buyer to be treated as anything other than a sale to the Buyer of all of the Seller's right, title and interest in and to each Mortgage Loan;

                 (k) The transfer, assignment and conveyance of the Loans by the Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. The Seller is not transferring the Mortgage Loans with an actual intent to hinder, delay or defraud any of its creditors. The Seller is solvent and will not be rendered insolvent by the sale of the Mortgage Loans;

                 (l) In the opinion of the Seller, it has received fair consideration and reasonably equivalent value in exchange for the sale of the Mortgage Loans pursuant to this Agreement; and

                 (m) Seller will be in full compliance with all applicable federal and state regulatory capital requirements upon completion of the sale effected hereunder. Seller is not operating under any order by any federal or state agency regulating its activities that would restrict its ability to enter into or perform this Agreement.

         Section 3.03. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO MORTGAGE LOANS. Seller represents and warrants to the Buyer, with respect to each Mortgage Loan, as of the Closing Date (except when another date is specifically included), as follows:

                 (a) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct;

                 (b)      All of the original documentation set forth in
         Section 4.02 hereof (including all material documents related thereto) has been or will be delivered to the Buyer on or prior to the Closing Date;

                 (c) Each Mortgaged Property pledged as primary collateral contains a commercial building thereon, or as otherwise stated on the Mortgage Loan Schedule, and all Mortgaged Property improvements that were considered in determining the appraised value of the related Mortgaged Property lay wholly within the legal boundaries and building restrictions of the Mortgaged Property and such building does not constitute other than real property under state law;

                 (d) No Mortgage Loan is cross-collateralized with any other loan not included in the Mortgage Loans or with any Mortgage Loan that is not identified as being cross-collateralized with another loan on the Mortgage Loan Schedule;

                 (e) No Mortgage Note provides for any extension of the original term;

                 (f) Each Mortgage has been duly filed or recorded and is a valid and subsisting first or junior lien of record on the Mortgaged Property including the land and all buildings on the Mortgaged Property subject only to any applicable Prior Liens on such Mortgaged Property;

                 (g) Immediately prior to the sale and assignment of the Mortgage Loans hereunder contemplated, the Seller held good and indefeasible legal title to, and was the sole owner of, each Mortgage Loan conveyed by the Seller subject to no liens, pledges, charges, mortgages, encumbrances or rights of others except as set forth in
         Section 3.03(f) hereof; and immediately upon the sale and assignment herein contemplated, the Buyer will hold good and indefeasible legal title to, and be the sole owner of, each Mortgage, Mortgage Note and Mortgage Loan subject to no liens, pledges, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.03(f);

                 (h) As of the Cut-Off Date, (i) no Mortgage Loan is 15 or more days delinquent in payment, and (ii) none of the Mortgage Loans has been 30 or more days delinquent in payment at any time during the prior 12-month period.

                 (i) Upon origination of each Mortgage Loan there was no delinquent tax or assessment lien on any Mortgaged Property and each Mortgaged Property and all improvements thereon are free of Structural Defects and are in good repair. The Mortgaged Property is assessed separate and apart from any other property for local property tax purposes and the Mortgagor receives a tax bill clearly identifying the property tax paid on the Mortgaged Property;

                 (j) With respect to each Mortgaged Property and all improvements thereon, there are no violations of any zoning, housing or building law, ordinance, regulation, or any restrictive covenant as a result of the maintenance, operation, occupancy or use of such Mortgaged Property such that the violation would materially or adversely affect the operation, occupancy or other use of such Mortgaged Property in its present manner; and as of the Cut-Off Date, all material licenses, permits, inspections, authorizations, certifications and approvals required by all governmental authorities having jurisdiction over the operation of each Mortgaged Property has been performed or issued and paid for and are in full force and effect.

                 (k) None of the Mortgages, Mortgage Notes or Mortgage Loans are subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                 (l) Neither the Mortgagor nor any previous owner, tenant, occupant or user of any Mortgaged Property, or any property adjacent thereto, used, generated, released, discharged, stored or disposed of any Hazardous Substance on, under, in, or about any Mortgaged Property in violation of any applicable law, or any property adjacent thereto, or transported any Hazardous Substance to or from any Mortgaged Property, or any property adjacent thereto in violation of any applicable law;

                 (m) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure, consumer and recording laws;

                 (n) Each Mortgage Loan was originated and underwritten by the Seller in accordance with underwriting criteria generally acceptable to financial institutions in connection with their regular mortgage lending activities and in accordance with the underwriting criteria established by the Seller; and since origination, each Mortgage Loan has been serviced exclusively by the Seller;

                 (o) With respect to each Mortgage Loan which provides for an adjustable Mortgage Interest Rate, all of the terms of each such Mortgage Loan pertaining to such adjustments are enforceable and will not affect the priority of the lien of the related Mortgage;

                 (p) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage in an amount which is at least equal to the (i) the full insurable value of such improvements and (ii) the minimum amount required to compensate for damage or loss on a full replacement cost basis; provided, however, that in no event shall the amount of such insurance be less than the minimum amount necessary to prevent the beneficiary thereof from becoming a co-insurer; and the Seller, and its successors and assigns are named beneficiaries of each such insurance policy;

                 (q) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a Flood Insurance Policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Section 3.03(p) hereof;

                 (r) All insurance policies referred to in Sections 3.03(p) and 3.03(q) are endorsed with standard mortgagee clauses with losses payable to the Seller as holder of the Mortgage Loans;

                 (s) The Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Buyer in any insurance policies applicable to the Mortgage Loans;

                 (t) Each Mortgage and Mortgage Note are genuine and each is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms;

                 (u) Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof;

                 (v) Each Mortgage Loan is secured by a Mortgaged Property; and the title of the Trustor to the Mortgaged Property is in fee simple title and not subject to any ground lease estate or lesser estate;

                 (w) The terms of each Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument reflected on the Mortgage Documents and no provision of any Mortgage or Mortgage Note has been "whited out" or erased unless such modification has been initialed by each of the parties to the related Mortgage Loan;

                 (x) No instrument of release, modification, alteration or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by and which has been delivered to the Seller, which assumption agreement is part of the Mortgage Documents and the terms of which are reflected in the Mortgage Documents nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

                 (y) There are no defaults in complying with the terms of the Mortgage and all property taxes, insurance premiums (other than insurance premiums reflected on the Mortgage Loan Schedule), municipal charges, and to the best of Seller's knowledge, all governmental assessments which previously became due and owing have been paid; and the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage;

                 (z) There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and all such Mortgage Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the Mortgaged Property was intended;

                 (aa) A lender's title insurance policy regarding each Mortgage Loan became effective as of the origination of such loan which policy is, and shall be, valid and is, and shall remain, in full force and effect; such title insurance shows whether any prior lien secures an open-end obligation requiring future advances; any such insurance policy has been issued by a title insurer qualified to do business in which the related mortgaged property is located, insuring the priority of the lien of the mortgage in the original principal amount of the related mortgage note, which policy is in the then current American Land Title Association's form customarily used in the state in which the mortgaged property is located. Upon the sale of the Mortgage Loan to Buyer, Buyer shall be vested with all right, title and interest to Seller and to the proceeds derived from such policy.

                 (ab) The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to disbursements of any escrow funds therefor and as otherwise set forth in the Mortgage Loan documents have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

                 (ac) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                 (ad) The Mortgage Note and/or the Mortgage obligates the Trustor to maintain the insurance policies referred to in section 3.03(p) and, where applicable, section 3.03(q), at such Trustor's expense;

                 (ae) There is no obligation on the part of the Seller to make payments in addition to those made by the Mortgagor;

                 (af) The origination and collection practices used by the Seller with respect to the Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the commercial mortgage lending and servicing business and have complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure, consumer and recording laws;

                 (ag) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, or a valid substitution of trustee has been recorded or may be recorded and no fees or expenses are or will become payable by the Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                 (ah) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                 (ai) To the best of Seller's knowledge, with respect to each Mortgage Loan that is not a first mortgage loan, each related Prior Lien was and is not 15 or more days delinquent;

                 (aj) With respect to each Mortgage Loan that is not a first mortgage loan, either (i) no consent for the Mortgage Loan is or was required by the holder of any related Prior Lien or (ii) such consent has been obtained and is contained in the Mortgage Documents;

                 (ak) The related Mortgage Loan is evidenced by a Mortgage Note and secured by a Mortgage creating a valid, enforceable lien on such Mortgaged Property, subject only to Permitted Encumbrances;

                 (al) With respect to each Mortgage Loan that is not a first mortgage loan, the maturity date of the Mortgage Loan is prior to the maturity date of any related Prior Lien that provides for a balloon payment, and the related Prior Lien that requires a balloon payment also provides a refinancing option;

                 (am) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule.

                 (an) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

                 (ao) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                 (ap) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan, other than as stated on the Mortgage Loan Schedule. The Mortgage Note does not permit or obligate the Buyer to make future advances to the Mortgagor at the option of the Mortgagor;

                 (aq) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
         (ii) otherwise by judicial
         foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                 (ar) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, or both, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

                 (as) All parties to each Mortgage Note and each Mortgage had legal capacity to enter into the related Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                 (at) The Mortgagor of a Mortgage Loan has not conveyed such Mortgagor's right, title or interest to or in the Mortgaged Property to any party. The related Mortgage Note is not, and has not been, secured by any collateral except the lien of the related Mortgage and the Mortgage was not given as collateral or security for the performance of obligations of any person other than the Mortgagor;

                 (au) The Seller did not use any adverse selection procedures in selecting the Mortgage Loans from among the outstanding mortgage loans in the Seller's portfolio and Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can be reasonably expected to cause prudent private investors in the secondary market to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, adversely affect the value or marketability of the Mortgage Loan or which would not otherwise qualify such Mortgage Loan for purchase hereunder; and

                 (av) The Seller has no knowledge of any circumstances or conditions not reflected in the representations set forth herein, or in the Mortgage Documents with respect to any Mortgage, the related Mortgage Property or the related Mortgagor which in the Seller's opinion could reasonably be expected to materially and adversely affect the value of related Mortgage Property, or the marketability of the related Mortgage Loan or cause the related Mortgage Loan to become delinquent or otherwise in default.

         Section 3.04. DEFECTS; REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES.

                 (a) Following the Purchase of any Mortgage Loan, and notwithstanding any review of the Mortgage Documents pursuant to
         Section 4.04 hereof, if: (i) any document constituting a part of the Mortgage Documents, in the judgment of the Buyer, is materially defective or inaccurate, except for inadvertent or unintended errors made by a borrower on an application in connection with a Mortgage Loan, (ii) the Seller or the Buyer discovers that any document executed by one or more of the parties to the

         Mortgage Loan is not valid and binding, (iii) any representation or warranty of the Seller contained in this Agreement, in the judgment of the Buyer, is untrue or incorrect or (iv) notification to the Seller from the Buyer that a Mortgage Loan does not conform to any one or more of the characteristics for such Mortgage Loan set forth on the Mortgage Loan Schedule provided to Buyer pursuant to Section 4.03(c) hereof (any of the foregoing being referred to as a "Defect" with respect to the related Mortgage Loan), the Seller shall (X) cure such Defect (other than a Defect under clause (iv)) within a period of sixty (60) days from the time it discovers or receives from Buyer notice of the existence of such Defect or such shorter period as may be required by Law or this Agreement, or (Y) in the case of a Defect under clause (iv) repurchase such Mortgage Loan for the amounts described in Section 3.04(b) below.

                 (b) The Seller hereby agrees that if any Defect cannot be cured within such sixty (60) day period, or such shorter period as applicable, it will: (A) not later than thirty (30) days after notice to it respecting such Defect as to a Mortgage Loan with an outstanding principal balance, repurchase the related Mortgage Loan from the Buyer at a price equal to (1) 100% of the unpaid principal balance of such Mortgage Loan plus (2) any accrued and unpaid late charges and any accrued and unpaid interest at the annual rate borne by the Mortgage Note to the date of the repurchase, plus (3) any fees and expenses charged by third parties relating to the Mortgage Loan, plus (4) any premium paid by the Buyer in connection with the purchase of that Mortgage Loan, reduced by an amount on a prorated, declining basis over a 60-month period (for example, if Seller is required to repurchase that Mortgage Loan in the 13th month after the Closing date, the amount to be deducted from the premium to be returned to Buyer shall be calculated by multiplying the dollar amount of premium paid by Buyer times a fraction the numerator of which shall be equal to the number of full months elapsed after the Closing Date, and the denominator of which shall be 60; therefore, in this example, the fraction would equal 12/60, which fraction would be multiplied by the amount of premium paid by Buyer to determine the amount to be deducted from the premium to be returned to Buyer, plus (5) all expenses incurred by the Buyer in connection with the purchase of that Mortgage Loan, including expenses relating to the review of such Mortgage Loan, and (B) in all cases, whether or not the Mortgage Loan has been repaid or otherwise satisfied, indemnify and hold harmless the Buyer and its respective successors and assigns for any loss, damage, forfeiture, penalty or expenses (including reasonable attorneys' fees) incurred by any of them in connection with the defective Mortgage Loan. The repurchase proceeds for a Mortgage Loan repurchased pursuant to this
         Section 3.04 to which a Defect relates shall be remitted by the Seller as instructed by Buyer, with notice to the Buyer of the amount of such remittance and the Mortgage Loan concerned and, upon compliance with all of the terms of this Section by the Seller, the Buyer shall assign and deliver (or cause to be assigned and delivered) the related Mortgage Documents to the Seller, without recourse. The Seller hereby waives any statute of limitations or other Law that might otherwise be raised in defense to any repurchase hereunder. If the Seller fails to repurchase a Mortgage Loan to which a Defect relates, at the time and in the manner provided in this Section 3.04, the Buyer may pursue any and all other remedies available under this Agreement or as otherwise may be provided by law.

         Section 3.05. PERFORMANCE HOLDBACK. Buyer shall withhold from the Purchase Price on the Closing Date an amount equal to 10% of the Purchase Price (the "Performance Holdback") which amount shall be held by Buyer until no later than 5:00 p.m. on ________________, for the purpose of allowing Buyer sufficient time in order to confirm the transaction histories of each Mortgage Loan set forth on the Mortgage Loan Schedule, attached hereto as Exhibit "A", which transaction histories Seller has agreed to provide Buyer on the Closing Date pursuant to Section 2.01 of this Agreement. Seller agrees that the existence of this Performance Holdback shall not relieve Seller of any responsibilities or obligations to Buyer under the terms and conditions of this Agreement nor from any and all warranties and representations made by Seller to Buyer under the terms of this Agreement. Buyer shall pay Seller simple interest at the per annum rate of 5.25% on the Performance Holdback amount from the Closing Date until the date Buyer remits the Performance Holdback amount to Seller; provided, however, Buyer shall not be required to pay any such interest on any portion of the Performance Holdback amount not ultimately remitted by Buyer to Seller.

         Section 3.06. SELLER'S AND BUYER'S INDEMNIFICATION COVENANTS.

                 (a) SELLER'S INDEMNIFICATION COVENANTS. The Seller shall indemnify, save, and keep the Buyer and its successors and assigns harmless against and from all liabilities, demands, claims, actions, or causes of action, assessments, losses, fines, penalties, costs, damages, and expenses, including reasonable attorneys' and expert witness' fees, sustained or incurred by the Buyer or its successors or assigns as a result of or arising out of or by virtue of:

                                  (i)      The material inaccuracy of any
                 representation or warranty made by the Seller to the Buyer in Sections 3.02 and 3.03 of this Agreement;

                                  (ii)     The breach by the Seller of any of
                 the covenants set forth in this Agreement to be performed by the Seller; or

                                  (iii) Any and all liabilities of the Buyer to third parties and reasonable out-of-pocket costs and expenses, and losses incurred by the Buyer in connection therewith arising out of acts or omissions (including, without limitation, any lender or servicer liability claims of any Mortgagor) of the Seller (and any predecessor to the Seller by merger or otherwise) in regard to any Mortgage Loan.

                 (b) BUYER'S INDEMNIFICATION COVENANTS. The Buyer shall indemnify, save, and keep the Seller and its successors and assigns harmless against and from all liabilities, demands, claims, actions, or causes of action, assessments, losses, fines, penalties, costs, damages, and expenses, including reasonable attorneys' and expert witness' fees, sustained or incurred by the Seller or its successors or assigns as a result of or arising out of or by virtue of:

                                  (i)      The material inaccuracy of any
                 representation or warranty made by the Buyer to the Seller in
                 Section 3.01 of this Agreement; or





                                    -xviii-

                                  (ii)     The breach by the Buyer of any of
                 the covenants set forth in this Agreement to be performed by the Buyer.

                                  (iii)    Any and all liabilities of the
                 Seller to third parties and reasonable out-of-pocket costs and expenses, and losses incurred by the Seller in connection therewith arising out of acts or omissions (including, without limitation, any lender or servicer liability claims of any Mortgagor) of the Buyer (and any predecessor to the Buyer by the merger or otherwise) in regard to any Mortgage Loan.

                 (c) SELLER'S RIGHTS TO DEFEND. In the event that a claim is made against the Seller as to matters described in Subsection 3.06(a)(iii), the Buyer shall give the Seller written notice thereof. The Seller shall have the right, but not the obligation, to assume the defense of the claim with counsel of its own choosing reasonably satisfactory to the Buyer and shall have the right to reasonably approve any settlement with respect to which the Seller is obligated to indemnify the Buyer. Regardless of which party is in control of the defense, the Seller and the Buyer shall cooperate fully with each other and shall make available to each other all relevant books and records during normal business hours and shall furnish each other such assistance as each may reasonably require in connection with such defense.

         Section 3.07. PREMIUM PROTECTION. Seller acknowledges that Buyer has paid a premium to Seller in connection with Buyer's purchase of the Mortgage Loans based on the remaining term of the Mortgage Loans. Therefore, it is agreed by the parties that with respect to each Mortgage Loan that does not contain a prepayment penalty in favor of the holder thereof, that it would be fair and equitable that in the event a Mortgagor prepays such a Mortgage Loan in its entirety within 60 months of the Closing Date, that Buyer shall be entitled to a refund of the premium paid to Seller for such Mortgage Loan, on a prorated, declining basis over said 60-month period. For example, if such a Mortgage Loan prepays in the 5th month after the Closing Date (i.e. 4 full months have elapsed), the amount of premium to be refunded to Buyer shall be calculated by multiplying the dollar amount of premium paid by Buyer times a fraction the numerator of which shall be equal to 60 minus the number of full months after the Closing Date in which the prepayment occurs, and the denominator of which shall be 60; therefore, in the above example, the fraction would equal 56/60. As an additional example, if such a Mortgage Loan prepays in the 13th month after the Closing Date (i.e. 12 full months have elapsed), such fraction would equal 48/60, which fraction would be multiplied by the amount of premium paid by Buyer to determine the amount of refund due to Buyer.


                                   ARTICLE IV


                     CLOSING OF PURCHASE OF MORTGAGE LOANS

         Section 4.01. PAYMENT. On the Closing Date, the Buyer shall pay to the Seller the amount of the Purchase Price (net of any amount relating to the purchase price of any Mortgage

Loan the Buyer shall have elected not to purchase pursuant to this Agreement, and net of the Performance Holdback set forth in Section 3.05 of this Agreement). The closing shall, at the Buyer's option, be either by telephone, confirmed by letter or wire or conducted in person at the place designated by the Buyer.

         Section 4.02.    ASSIGNMENT AND DELIVERY OF LOAN DOCUMENTS.

                 (a) On or prior to the Closing Date, the Seller shall deliver to the Buyer the following documents or instruments with respect to each Mortgage Loan conveyed to the Buyer:

                          (i) The original Mortgage Note, endorsed "Pay to the order of Pacific Crest Investment and Loan" and signed in the name of the Seller by an Officer;

                          (ii) The original Mortgage, with evidence of recording thereon;

                          (iii) The original Assignment of Mortgage from the Seller to the Buyer that shall be in the form acceptable to the Buyer, for recordation by the Buyer;

                          (iv) Mortgage Loan application, title report, credit reconciliation worksheet, credit investigation receipts and approval sheet;

                          (v) Originals of all assumption and modification agreements, if any;

                          (vi) An original or certified copies of all insurance policies relating to a Mortgage Loan naming the Seller as an insured and all endorsements thereto or binders therefor;

                           (vii)   Originals or certified copies of all
                 assignment of rents or lessor's interest in leases;

                          (viii) Originals or certified copies of all rent rolls, leases or rental agreements, estoppel certificates or non-disturbance, attornment or subordination agreements;

                          (ix) UCC financing statements with evidence of recording indicated thereon and the assignments thereof (that shall be in the form acceptable to the Buyer) naming the Buyer as the secured party; and

                          (x) All other documents and materials contained in the Mortgage Documents.

         The endorsements required pursuant to Subsection 4.02(a)(i) and the assignments required pursuant to Subsection 4.02(a)(iii) shall be stated to be "without recourse." It is understood, however, that notwithstanding that such endorsements and assignments or any other Mortgage Documents are stated to be without recourse, the Mortgage Loans are sold subject to the terms and provisions of this Agreement, including, without limitation, the representations, warranties, covenants and undertakings of the Seller provided for in this Agreement, and the obligations of the Seller to the Buyer with respect to the Mortgage Loans shall be governed by this Agreement.

                 (b) The Seller shall, within five Business Days after the receipt thereof, and in any event, within 30 days or immediately upon receipt from the county recorder's office of the jurisdiction thereof following the Closing Date, deliver or cause to be delivered to the Buyer any additional original Mortgage Documents.

                 (c) All recording required pursuant to this Section 4.02 shall be accomplished at the expense of the Seller.

         Section 4.03. ADDITIONAL CONDITIONS TO CLOSING. With respect to the Closing Date, the Buyer's obligation to consummate the purchase of the Mortgage Loans pursuant to this Agreement is subject to the satisfaction of the following conditions:

                 (a) The Seller shall further perform any other action or deed as the Buyer may reasonably request to cause the proper filing or recording of each Mortgage and Assignment of Mortgage in such other places and in such other manner, form or condition satisfactory to the Buyer;

                 (b) All Mortgagor payments on account of taxes, site inspection fees or insurance collected by the Seller with respect to a Mortgage Loan prior to the submission of such Mortgage Loan to the Buyer shall be held by the Seller in an Escrow Account. All such Escrow Accounts shall be transferred to the Buyer on or before the Closing Date;

                 (c) The Seller shall also provide to the Buyer the Mortgage Loan Schedule and such other reports or information regarding the Mortgage Loans as may be reasonably requested by Buyer;

                 (d) All representations and warranties of the Seller set forth in Sections 3.02 and 3.03 of this Agreement shall be true and shall take into account all of the Mortgage Loans in the aggregate; provided, however, that the Buyer shall have no obligation to purchase any individual Mortgage Loan as to which the representations and warranties set forth in Sections 3.02 and 3.03 are not true and correct with respect to such Mortgage Loan; provided further, however, that in the event the Buyer elects not to purchase such Mortgage Loan, the purchase price for the Mortgage Loans shall be recalculated in order to reflect the deletion of such Loan as of the Cut-Off Date; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                 (e) The Buyer shall have received prior to the Closing Date the expected final Mortgage Loan Schedule;

                 (f) The Seller shall provide to the Buyer the opinion of Seller's counsel in the form of Exhibit B attached hereto;

                 (g) The Seller shall provide to the Buyer a copy of the Seller's letter to each Mortgagor and any guarantor(s) advising of the sale and transfer of servicing of the related Mortgage Loan to Buyer, in form and content acceptable to the Buyer and dated within 5 days of the Closing Date; and

                 (h) The Seller shall provide to the Buyer a copy of a resolution of the board of directors of Seller, certified by the secretary of Seller, to the effect that the execution of this Agreement by Seller, and the performance of the obligations of Seller under this Agreement, have been duly authorized by the board of directors of Seller, or are within the scope and coverage of a general authorization adopted by the board of directors of Seller, and stating that said resolution is in full force and effect and the application of which includes the officers of Seller who are signatories hereto.



         Section 4.04.    MORTGAGE LOAN REVIEW PRIOR TO PURCHASE.

                 (a) Prior to the Cut-Off Date, the Buyer shall have the right to inspect the Mortgage Documents. If the Buyer so elects, the Seller shall deliver to the Buyer or its designated agent, with respect to each Mortgage Loan to be purchased on the Closing Date, the Mortgage Documents. The Seller shall pay all costs of preparing and furnishing to the Buyer the Mortgage Loan file, including original and certified copies of the respective Mortgage Documents and instruments in the transaction.

                 (b) Prior to the Cut-Off Date, the Buyer shall have the right to review such documents with respect to each Mortgage Loan and shall approve or disapprove such Mortgage Loan for purchase hereunder. Any Mortgage Loan with respect to which the Mortgage Loan file is deemed to be defective, or any Mortgage Loan that is otherwise not acceptable for purchase in the sole discretion of the Buyer, may be returned by the Buyer, with all documents submitted in accordance with this Section 4.04, to the Seller. At the Buyer's election, the Seller may cure any disapproved Mortgage Loan, if possible, or the Buyer, in its sole discretion, may hold such Mortgage Documents pending correction of the defect as specified in a notice or other communication to the Seller. The Seller must resubmit any such Mortgage Loan for purchase hereunder in accordance with the procedures of this Section 4.04. The examination of a Mortgage Loan file by the Buyer hereunder shall not constitute a waiver of any warranty, representation or covenant by the Seller, the Mortgagor or any other party connected with the Mortgage Loan, with respect to such Mortgage Loan.

                 (c)      Notwithstanding the delivery procedures of this
         Section 4.04, the Buyer may, in its sole discretion, accept Mortgage Loan files that contain certified copies of the Mortgage and the Assignment of Mortgage in lieu of the originals of same, and may approve the pertinent Mortgage Loan for purchase hereunder without such originals if the Mortgage Loan file is otherwise complete, all other Mortgage Documents are present, and the Mortgage Loan otherwise qualifies for purchase hereunder. The purchase of such Mortgage Loan is subject in all respects to Section 3.04 hereof, and the original Mortgage, and the original Assignment of Mortgage, must be delivered to the Buyer within two months from the Closing Date to prevent a Defect from occurring.

         Section 4.05.    CASUALTY OR CONDEMNATION PRIOR TO CLOSING.

                 (a) In the event of damage to any Mortgaged Property by fire or other casualty, act of God or any other event prior to the Closing Date, Seller agrees to promptly give the Buyer written notice of such casualty. The Seller shall bear the risk of loss until, and the Buyer shall bear the risk of loss on and after, the Closing Date of each Mortgaged Property (as mortgagee).

                 (b) The Seller agrees to give the Buyer written notice of any action or proceeding instituted or pending prior to the Closing Date, in eminent domain or for condemnation, affecting any part of any Mortgaged Property promptly after the Seller's receipt of notice thereof.

                 (c) In the event of damage to or eminent domain or condemnation of a Mortgaged Property prior to the Closing Date as described in Subsections 4.05(a) and (b) above, and whether or not the Seller has given the required notice to the Buyer, the Seller agrees that this Agreement shall be automatically terminated with respect to any such Mortgage Loan and that such Mortgage Loan shall be automatically deleted in accordance with the terms hereof and, in such event, the purchase price payable by the Buyer on the Closing Date shall be reduced by the purchase price of such Mortgage Loan as set forth on the Mortgage Loan Schedule or the Seller shall immediately repurchase each such Mortgage Loan from the Buyer pursuant to Section 3.04(b) if the Buyer has already paid the Seller for such Mortgage Loan.

         Section 4.06.    INDEMNIFICATION PROCEDURES.

         In the event an indemnification duty of either party arises under
Section 3.06, the following procedures shall apply: neither party (the "Indemnifying Party") shall be obligated to indemnify the other party (the "Indemnified Party") from any claims to the extent that such claims result from the action or inaction of the Indemnified Party; the Indemnified Party shall promptly notify the Indemnifying Party of any claim, and the Indemnifying Party shall have the right to assume the defense with respect thereto and control the defense thereof with counsel of the Indemnifying Party's choice, subject to the Indemnified Party's reasonable right of approval/disapproval of such choice; if the Indemnifying Party does not elect to assume such defense, the Indemnified Party shall assume the defense of such claim, and the Indemnifying Party shall reimburse the Indemnified Party for the Indemnified Party's legal fees and expenses and costs of investigation with respect to such claim; provided, however, that in no event shall the Indemnified Party consent to the settlement of any claim with a third party where the Indemnifying Party would be liable therefore hereunder without the prior written consent of the Indemnifying Party. It is understood that the obligations of the Seller and the Buyer under





                                    -xxiii-

Section 3.06 and this Section 4.06 shall survive the sale of the Mortgage Loans to the Buyer and the transfer of servicing on the Closing Date.


                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

         Section 5.01. AMENDMENTS, CHANGES AND MODIFICATIONS. This Agreement may be amended, changed, modified or altered only with the written consent of the Buyer and the Seller by an instrument in writing that specifically refers to this Agreement and that is executed by all parties adversely affected by such amendment, change, modification or alteration.

         Section 5.02. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 5.03. NOTICES. All notices, certificates or other communications hereunder shall be deemed given when delivered or four (4) Business Days after mailing by United States Postal Service, postage prepaid, return receipt requested, addressed to the appropriate Notice Address. The Buyer or the Seller may, by notice given hereunder, designate any further or different address to which subsequent notices, certificates and other communications shall be sent.

         Section 5.04. ASSIGNMENT OF RIGHTS TO THIRD PARTIES. With respect to any Mortgage Loan, the Buyer and any subsequent holder shall have the right, at any time after the Closing Date, to assign its rights under this Agreement to any subsequent transferee of such Mortgage Loan. The Seller may not assign any of its rights or duties under this Agreement without the Buyer's prior written consent. This Agreement shall inure to the benefit of the Seller, the Buyer and their respective permitted successors and assigns.

         Section 5.05. TRANSFER OF MORTGAGE LOANS. The Seller acknowledges irrevocably that the Buyer may transfer the Mortgage Loans at any time and consents to the assignment, in whole or in part, of this Agreement and all rights hereunder and thereunder to the holders.

         Section 5.06. SUBSEQUENT DOCUMENTATION. At any time, and from time to time hereafter, upon the reasonable request of the Buyer, and without payment of further consideration to the Seller, the Seller will do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required in order to better assign, transfer, grant, convey, assure and confirm to the Buyer, or to collect and reduce to possession, any or all of the Loans as provided for herein.

         Section 5.07. SEVERABILITY. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

         Section 5.08. RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

         Section 5.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

         Section 5.10. REMEDIES NOT EXCLUSIVE. Except as provided otherwise herein, the rights and remedies of the parties provided in the Agreement are cumulative and not exclusive and are in addition to any other rights and remedies now or hereafter provided by law.

         Section 5.11. SURVIVAL. Notwithstanding anything to the contrary herein, the expiration or the termination of this Agreement shall not affect any obligations of the Seller or the Buyer under this Agreement. Each and every representation, warranty and covenant herein shall survive the Closing Date and remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Seller or the Buyer or (ii) the observance or performance of any covenant, agreement or obligation hereunder. There shall be no merger of the representations and warranties of the Seller into the closing documents or otherwise under any circumstances, but instead shall be independently enforceable.

         Section 5.12. TERM OF AGREEMENT. This Agreement shall continue in full force and effect so long as the Buyer shall own any Mortgage Loans purchased from the Seller and will be supplemented from time to time by the parties, as and if necessary.

         Section 5.13. LIMITATION ON LIABILITY OF PARTIES. Each party to this Agreement shall be liable under this Agreement only to the extent that obligations are imposed upon the party against whom enforcement is sought.

         Section 5.14. ACCESS TO SELLER'S RECORDS. The Buyer may from time to time request the Seller to allow the inspection of any of the Seller's books and records pertaining to this Agreement and the Seller shall allow such inspections and access to such books and records at reasonable times during the Seller's normal business hours and upon reasonable terms.

         Section 5.15. AGREEMENT TO PAY ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which the prevailing party may be entitled.

         Section 5.16. INTEGRATED AGREEMENT. This Agreement and the documents, instruments and agreements executed and delivered pursuant to this Agreement, constitute the entire agreement between the parties with respect to the subject of the transactions contemplated hereby and supersedes all prior letters or agreements with respect thereto.

         Section 5.17. REPORTS AND PAYMENTS DUE ON WEEKENDS AND HOLIDAYS. Any report, certificate, or payment required hereunder falling due on a Saturday, Sunday or other day on which industrial loan companies in the State of California are authorized or obligated by Law or executive order to close shall be due on the next succeeding day which is not a Saturday, Sunday or a day on which industrial loan company's are authorized or obligated by Law or executive order to close.

         IN WITNESS WHEREOF, this Mortgage Loan Purchase and Sale Agreement has been executed as of the date first above written.


                                 PACIFIC CREST INVESTMENT AND LOAN,
                                 as Buyer

                                 By: /s/ L. D. LODWICK
                                    ---------------------------------------
                                 Name: L. D. Lodwick
                                      -------------------------------------
                                 Title: Executive Vice President
                                       ------------------------------------



                                 PACIFIC THRIFT AND LOAN,
                                 as Seller

                                 By: /s/ MARDY GROSSMAN
                                    ---------------------------------------
                                 Name: Mardy Grossman
                                      -------------------------------------
                                 Title: Vice President
                                       ------------------------------------






                                    -xxvii-